Exhibit 4.43

English Summary Translation of Finance Agreement dated December 27, 2012 by and among Adecoagro Vale do Ivinhema Ltda., as borrower, Adecoagro Brasil Participações S.A., as participant, and Banco Nacional de Desenvolvimento Econômico e Social – BNDES, as lender.

Contract:	Finance Agreement Nº 12.2.1433.1

Parties:	•	Banco Nacional de Desenvolvimento Econômico e Social – BNDES

	•	Adecoagro Vale do Ivinhema Ltda.

	•	Adecoagro Brasil Participações S.A.

Execution Date:	December 27, 2012

Amount:	R$215.431.000,00

Type of Credit Facility:	Project finance for investment purposes

Use of Proceeds:	Acquisition of equipment, construction of electric energy cogeneration plant and development of related project

	•	Sub-credit “A” and “B”: 2.5% per annum

Interest Rate:	•	Sub-credit “C”: linked to TJLP / 2.02% per annum

	•	Sub-credit “D”: linked to TJLP

Interest Payment Date:	Starting from January 15, 2013 on the 15th day of January, April, July and October of each year until January 15, 2015 and, thereafter, on monthly basis

Maturity Date:	January 15, 2023

Early Repayment:	Permitted

Obligations and Covenants:	•	comply with the general terms and conditions applicable to all finance arrangements provided with direct or indirect funds from BNDES

	•	comply with applicable laws, regulations, administrative rules and resolutions of administrative, judicial and governmental authorities

	•	use the financed funds within 24 months from the execution date (expect otherwise agreed by BNDES)

	•	comply with rules and resolutions of governmental organizations of environmental protection

	•	provide training programs in case of personnel reduction

	•	comply with labor law relating to special need personnel

	•	inform if any remunerated person of the AVI becomes a member of the Brazilian federal congress

	•	maintain the collateral valid and effective at all times

	•	keep available the records with all real estates used in the project and records with the sugar cane suppliers information

	•	present the independent energy producer authorization

	•	present the social project related to Sub-credit “D”

	•	present on annual basis the financial statements

	•	comply with financial covenants, as described in Section 11 (xvii)

Events of Default:	•	non-compliance with applicable laws, regulations, administrative rules and resolutions of administrative, judicial and governmental authorities
	•	personnel reduction, without observing item ‘V’ of Clause 11
	•	final court decision related to any practice related to child work, slavery work or environmental crimes

	•	amendments to the by-laws to include provisions that limits AVI’s development or capacity to comply with its financial obligations

	•	constitution of pledge over the assets granted as guarantee, without BNDES’s prior and express consent

	•	if the information on the records with the real estates used in the project and records with the sugar cane suppliers information are deemed to be untrue

	•	misuse of proceeds from the project

	•	if any remunerated person becomes a member of the Brazilian federal congress

Security:	•	Personal guarantee from Adecoagro Brasil Participações S.A.

	•	Pledge of equipment (alienação fiduciária de equipamentos)

	•	Pledge of credit rights (cessão fiduciária)

Applicable Law:	Brazilian Law

Jurisdiction:	Rio de Janeiro, RJ

Contract:	Pledge (cessão fiduciária) of Credit Rights and Administration of Accounts Agreement

Parties:	•	Banco Nacional de Desenvolvimento Econômico e Social – BNDES

	•	Adecoagro Vale do Ivinhema Ltda.

	•	Itaú Unibanco S.A.

Execution Date:	Not provided

Secured Obligations:	Finance Agreement Nº 12.2.1433.1

Description of the Collateral:	Credit rights arising from Energy Sale Agreement Nº 100/10 (Contrato de Energia de Reserva) dated as of February 9, 2011

		•	maintain the energy sale agreement in adequate conditions for due collection

		•	not assign, sell, transfer, exchange, lend, discount or dispose of or create lien on the credit rights

Obligations and Covenants:		•	give notice of the terms and conditions of the Agreement to the debtor under the energy sale agreement and cause such debtor to comply with such terms and conditions

		•	comply with all acts, lawsuits, proceedings or process that may affect or change the collateral, the energy sale agreement

		•	maintain deposit in the reserve account a minimum amount until payment of all obligations

Applicable Law:		Brazilian Law

Jurisdiction:		Rio de Janeiro, RJ

Contract:		Custody Agreement

Parties:	•		Adecoagro Vale do Ivinhema Ltda.

	•		Itaú Unibanco S.A.

Execution Date:		February 25, 2013

Amount:	•		R$3.500,00 payable on the execution date

	•		R$3.900,00 payable on a monthly basis

Purpose:		Custody services provided by Itaú Unibanco to AVI

Termination:	•		breach of obligations not cured within 5 days

	•		presentation for protest of title relating to non-payment of indebtedness

• insolvency, bankruptcy, judicial or extrajudicial recovery

Applicable Law:	Brazilian Law

Jurisdiction:	São Paulo, SP